EXHIBIT 99.1

EARNINGS RELEASE

For Immediate Release

Analyst Inquiries:                                                      Media Inquiries:
Mike Eliason                                                             Laurie Dippold
(317) 249-4559                                                           (317) 468-3900
mike.eliason@karglobal.com                     laurie.dippold@karglobal.com

KAR Auction Services, Inc. Reports 2022 Financial Results
•Total revenue and gross profit increased for the quarter and year
•Cost actions completed on schedule and contributed to a reduction in fourth quarter selling, general and administrative expenses
•Completed consolidation of U.S. dealer-to-dealer marketplaces and migrated European marketplace technology onto a single platform
•Over $1.5 billion of corporate debt repaid and 12.6 million shares of common stock repurchased and retired for approximately $182 million in 2022

Carmel, IN, February 21, 2023 — KAR Auction Services, Inc. (NYSE: KAR), today reported its fourth quarter and annual financial results for the period ended December 31, 2022.
"KAR’s Q4 and 2022 performance demonstrate the strength of our business and our ability to execute a highly focused strategy," said Peter Kelly, CEO of KAR Global. "Against a backdrop of a still very unusual and volume-constrained industry environment, we increased revenue and total gross profit while investing in the people, platforms and technology necessary to support our customers and our digital future. We remain highly focused on cost management and growth, and we believe our strategy and capabilities position us well to capture the opportunities ahead."
Fourth Quarter 2022 Financial Highlights
•Total revenue was $372.8 million, an increase of 4% for the fourth quarter of 2022, compared with $357.7 million for the fourth quarter of 2021.
•Income from continuing operations of $41.9 million, or $0.21 per diluted share, for the fourth quarter of 2022, compared with $15.2 million, or $0.04 per diluted share, for the fourth quarter of 2021. In October 2022, the Company closed on the sale of excess land in Montreal which resulted in a gain of $33.9 million.
•Operating adjusted net income from continuing operations of $47.6 million, or $0.33 per diluted share, for the quarter ended December 31, 2022, compared with $25.9 million, or $0.17 per diluted share, for the quarter ended December 31, 2021.
•Adjusted EBITDA from continuing operations was $56.5 million for the quarter ended December 31, 2022, compared with $64.3 million for the quarter ended December 31, 2021.
•Marketplace revenue, excluding purchased vehicle sales, was $227.1 million, an increase of less than 1% for the fourth quarter of 2022, compared with $226.6 million for the fourth quarter of 2021.
•Marketplace gross profit per vehicle sold increased 3% to $297 for the quarter ended December 31, 2022, compared with $288 for the quarter ended December 31, 2021.
•Finance segment's strong fourth quarter performance was driven by increased loan transactions of 15% and increased revenue per loan transaction of 11%.
•In the fourth quarter of 2022, KAR repurchased and retired 3,909,406 shares of common stock in the open market at a weighted average price of $12.79 per share, aggregating $50 million.

2022 Financial Highlights
•Total revenue was $1,519.4 million, an increase of 5% for the year ended December 31, 2022, compared with $1,450.6 million for the year ended December 31, 2021.
•Income from continuing operations of $28.6 million, or $(0.10) per diluted share, for the year ended December 31, 2022, compared with a loss from continuing operations of $(0.8) million, or $(0.27) per diluted share, for the year ended December 31, 2021. In October 2022, the Company closed on the sale of excess land in Montreal which resulted in a gain of $33.9 million.
•Operating adjusted net income from continuing operations of $65.8 million, or $0.43 per diluted share, for the year ended December 31, 2022, compared with $48.7 million, or $0.31 per diluted share, for the year ended December 31, 2021.
•Adjusted EBITDA from continuing operations was $231.2 million for the year ended December 31, 2022, compared with $270.2 million for the year ended December 31, 2021.
•Marketplace revenue, excluding purchased vehicle sales, was $960.6 million, an increase of 2% for the year ended December 31, 2022, compared with $940.5 million for the year ended December 31, 2021.
•Marketplace gross profit per vehicle sold increased 8% to $287 for the year ended December 31, 2022, compared with $265 for the year ended December 31, 2021.
•Finance segment's strong year ended performance was driven by increased revenue per loan transaction of 18% and increased loan transactions of 10%.
•In 2022, KAR repurchased and retired 12,649,722 shares of common stock in the open market at a weighted average price of $14.39 per share, aggregating approximately $182 million.

2023 Guidance

Annual Guidance
Income from continuing operations (in millions)	$33 - $48
Adjusted EBITDA (in millions)	$250 - $270
Income (loss) from continuing operations per share - diluted *	($0.08) - $0.02
Operating adjusted net income from continuing operations per share - diluted	$0.37 - $0.47
* The company uses the two-class method of calculating income from continuing operations per diluted share. Under the two-class method, income from continuing operations is adjusted for dividends and undistributed earnings (losses) to the holders of the Series A Preferred Stock, and the weighted average diluted shares do not assume conversion of the preferred shares to common shares.
Earnings guidance does not contemplate future items such as business development activities, strategic developments (such as restructurings, spin-offs or dispositions of assets or investments), contingent purchase price adjustments, significant expenses related to litigation and changes in applicable laws and regulations (including significant accounting and tax matters). The timing and amounts of these items are highly variable, difficult to predict, and of a potential size that could have a substantial impact on the company’s reported results for any given period. Prospective quantification of these items is generally not practicable. Forward-looking non-GAAP guidance excludes amortization expense associated with acquired intangible assets, as well as one-time charges, net of taxes. See reconciliations of the company's guidance included below.
Earnings Conference Call Information
KAR will be hosting an earnings conference call and webcast on Wednesday, February 22, 2023 at 8:30 a.m. ET. The call will be hosted by KAR's Chief Executive Officer, Peter Kelly and Interim Chief Financial Officer, Scott Anderson. The conference call may be accessed by calling 1-833-634-2155 and entering participant passcode "KAR", while the live web cast will be available at the investors section of www.karglobal.com. Supplemental financial information for KAR’s fourth quarter 2022 results is available at the investors section of www.karglobal.com.
The archive of the webcast will also be available following the call and will be available at the investors section of www.karglobal.com for a limited time.

About KAR
KAR Auction Services, Inc. d/b/a KAR Global (NYSE: KAR), provides sellers and buyers across the global wholesale used vehicle industry with innovative, technology-driven remarketing solutions. KAR Global's unique end-to-end platform supports whole car, financing, logistics and other ancillary and related services. Our integrated marketplaces reduce risk, improve transparency and streamline transactions for customers around the globe. Headquartered in Carmel, Indiana, KAR Global has employees across the United States, Canada, Europe, Uruguay and the Philippines. For more information and the latest KAR Global news, go to www.karglobal.com and follow us on Twitter @KARSpeaks.
Forward-Looking Statements
Certain statements contained in this release include "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and which are subject to certain risks, trends and uncertainties. In particular, statements made that are not historical facts may be forward-looking statements. Words such as "should," "may," "will," "can," "of the opinion," "confident," "is set," "is on track," "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," "continues," "outlook," "initiatives," "goals," "opportunities," and similar expressions identify forward-looking statements. Such statements are based on management's current expectations, are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results projected, expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include but are not limited to risks and uncertainties regarding the impact of adverse market, economic and geopolitical conditions and those other matters disclosed in the company’s Securities and Exchange Commission filings, including those discussed under the heading "Risk Factors" in the company's annual and quarterly periodic reports. The company does not undertake any obligation to update any forward-looking statements.

KAR Auction Services, Inc.
Condensed Consolidated Statements of Income
(In millions) (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Operating revenues
Auction fees	$80.8	$100.8	$370.3	$399.2
Service revenue	146.3	125.8	590.3	541.3
Purchased vehicle sales	45.0	51.9	182.9	220.9
Finance-related revenue	100.7	79.2	375.9	289.2
Total operating revenues	372.8	357.7	1,519.4	1,450.6

Operating expenses
Cost of services (exclusive of depreciation and amortization)	202.0	194.2	834.3	792.5
Selling, general and administrative	93.0	102.2	445.1	420.7
Depreciation and amortization	24.0	28.2	100.2	109.9
Gain on sale of property	(33.9)	—	(33.9)	—
Total operating expenses	285.1	324.6	1,345.7	1,323.1

Operating profit	87.7	33.1	173.7	127.5

Interest expense	35.4	32.0	119.2	125.7
Other (income) expense, net	(7.7)	8.0	(1.3)	(12.5)
Loss on extinguishment of debt	0.2	—	17.2	—

Income (loss) from continuing operations before income taxes	59.8	(6.9)	38.6	14.3

Income taxes	17.9	(22.1)	10.0	15.1

Income (loss) from continuing operations	41.9	15.2	28.6	(0.8)
Income (loss) from discontinued operations, net of income taxes	(4.8)	(10.1)	212.6	67.3
Net income	$37.1	$5.1	$241.2	$66.5

Net income (loss) per share - basic
Income (loss) from continuing operations	$0.21	$0.04	$(0.10)	$(0.27)
Income (loss) from discontinued operations	(0.03)	(0.08)	1.40	0.43
Net income (loss) per share - basic	$0.18	$(0.04)	$1.30	$0.16

Net income (loss) per share - diluted
Income (loss) from continuing operations	$0.21	$0.04	$(0.10)	$(0.27)
Income (loss) from discontinued operations	(0.03)	(0.08)	1.40	0.43
Net income (loss) per share - diluted	$0.18	$(0.04)	$1.30	$0.16

KAR Auction Services, Inc.
Condensed Consolidated Balance Sheets
(In millions) (Unaudited)

	December 31, 2022	December 31, 2021
Cash and cash equivalents	$225.7	$177.6
Restricted cash	52.0	25.8
Trade receivables, net of allowances	270.7	381.3
Finance receivables, net of allowances	2,395.1	2,506.0
Other current assets	78.9	87.9
Current assets of discontinued operations	—	213.2
Total current assets	3,022.4	3,391.8

Goodwill	1,464.5	1,598.0
Customer relationships, net of accumulated amortization	135.9	159.1
Operating lease right-of-use assets	84.8	94.7
Property and equipment, net of accumulated depreciation	123.6	143.5
Intangible and other assets	288.6	297.0
Non-current assets of discontinued operations	—	1,766.6
Total assets	$5,119.8	$7,450.7

Current liabilities, excluding obligations collateralized by finance receivables, current maturities of debt and current liabilities of discontinued operations	$676.9	$939.0
Obligations collateralized by finance receivables	1,677.6	1,692.3
Current maturities of debt	288.7	16.3
Current liabilities of discontinued operations	—	361.7
Total current liabilities	2,643.2	3,009.3

Long-term debt	205.3	1,849.7
Operating lease liabilities	79.7	88.1
Other non-current liabilities	60.8	85.9
Non-current liabilities of discontinued operations	—	313.8
Temporary equity	612.5	590.9
Stockholders’ equity	1,518.3	1,513.0
Total liabilities, temporary equity and stockholders’ equity	$5,119.8	$7,450.7

KAR Auction Services, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions) (Unaudited)

	Year Ended December 31,
	2022	2021
Operating activities
Net income	$241.2	$66.5
Net income from discontinued operations	(212.6)	(67.3)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	100.2	109.9
Provision for credit losses	18.6	7.2
Deferred income taxes	(2.3)	4.4
Amortization of debt issuance costs	10.7	12.1
Stock-based compensation	16.6	13.2
Contingent consideration adjustment	—	24.3
Net change in unrealized (gain) loss on investment securities	7.1	(1.4)
Gain on sale of property	(33.9)	—
Loss on extinguishment of debt	17.2	—
Other non-cash, net	0.5	2.1
Changes in operating assets and liabilities, net of acquisitions:
Trade receivables and other assets	111.3	(81.0)
Accounts payable and accrued expenses	(238.7)	143.9
Net cash provided by operating activities - continuing operations	35.9	233.9
Net cash (used by) provided by operating activities - discontinued operations	(448.4)	194.9
Investing activities
Net (increase) decrease in finance receivables held for investment	97.9	(618.6)
Acquisition of businesses (net of cash acquired)	(0.4)	(521.8)
Purchases of property, equipment and computer software	(60.9)	(64.2)
Investments in securities	(6.7)	(22.5)
Proceeds from sale of investments	0.3	38.5
Proceeds from the sale of PWI	—	2.2
Proceeds from the sale of property and equipment	39.8	—
Net cash provided by (used by) investing activities - continuing operations	70.0	(1,186.4)
Net cash provided by (used by) investing activities - discontinued operations	2,073.4	(32.2)
Financing activities
Net (decrease) increase in book overdrafts	(5.7)	(8.0)
Net increase (decrease) in borrowings from lines of credit	141.9	(8.0)
Net increase (decrease) in obligations collateralized by finance receivables	1.5	424.4
Payments for debt issuance costs/amendments	(11.6)	(0.6)
Payments on long-term debt	(928.6)	(9.5)
Payment for early extinguishment of debt	(606.3)	—
Payments on finance leases	(3.9)	(5.6)
Payments of contingent consideration and deferred acquisition costs	(29.6)	(37.1)
Issuance of common stock under stock plans	1.4	1.5
Issuance of common stock - private placement	—	30.0
Tax withholding payments for vested RSUs	(2.7)	(2.2)
Repurchase and retirement of common stock	(182.2)	(180.9)
Dividends paid on Series A Preferred Stock	(22.2)	—
Net cash (used by) provided by financing activities - continuing operations	(1,648.0)	204.0
Net cash provided by (used by) financing activities - discontinued operations	10.8	6.4
Effect of exchange rate changes on cash	(19.4)	(1.5)
Net increase (decrease) in cash, cash equivalents and restricted cash	74.3	(580.9)
Cash, cash equivalents and restricted cash at beginning of period	203.4	784.3
Cash, cash equivalents and restricted cash at end of period	$277.7	$203.4
Cash paid for interest, net of proceeds from interest rate derivatives	$106.4	$112.7
Cash paid for taxes, net of refunds - continuing operations	$25.6	$24.8
Cash paid for taxes, net of refunds - discontinued operations	$378.1	$1.2

KAR Auction Services, Inc.
Reconciliation of Non-GAAP Financial Measures
EBITDA, Adjusted EBITDA, operating adjusted net income (loss) and operating adjusted net income (loss) per share as presented herein are supplemental measures of our performance that are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). They are not measurements of our financial performance under GAAP and should not be considered as substitutes for net income (loss) or any other performance measures derived in accordance with GAAP. Management believes that these measures provide investors additional meaningful methods to evaluate certain aspects of the company’s results period over period and for the other reasons set forth below.
EBITDA is defined as net income (loss), plus interest expense net of interest income, income tax provision (benefit), depreciation and amortization. Adjusted EBITDA is EBITDA adjusted for the items of income and expense and expected incremental revenue and cost savings as described in our senior secured credit agreement covenant calculations. Management believes that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA is appropriate to provide additional information to investors about one of the principal measures of performance used by our creditors. In addition, management uses EBITDA and Adjusted EBITDA to evaluate our performance.
Depreciation expense for property and equipment and amortization expense of capitalized internally developed software costs relate to ongoing capital expenditures; however, amortization expense associated with acquired intangible assets, such as customer relationships, software, tradenames and noncompete agreements are not representative of ongoing capital expenditures, but have a continuing effect on our reported results. Non-GAAP financial measures of operating adjusted net income (loss) and operating adjusted net income (loss) per share, in the opinion of the company, provide comparability of the company's performance to other companies that may not have incurred these types of non-cash expenses or that report a similar measure. In addition, operating adjusted net income (loss) and operating adjusted net income (loss) per share may include adjustments for certain other charges.
EBITDA, Adjusted EBITDA, operating adjusted net income (loss) and operating adjusted net income (loss) per share have limitations as analytical tools, and should not be considered in isolation or as a substitute for analysis of the results as reported under GAAP. These measures may not be comparable to similarly titled measures reported by other companies.
The following table reconciles EBITDA and Adjusted EBITDA to income (loss) from continuing operations for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
(in millions), (unaudited)	2022	2021	2022	2021
Income (loss) from continuing operations	$41.9	$15.2	$28.6	$(0.8)
Add back:
Income taxes	17.9	(22.1)	10.0	15.1
Interest expense, net of interest income	34.9	31.7	116.5	124.8
Depreciation and amortization	24.0	28.2	100.2	109.9
EBITDA	118.7	53.0	255.3	249.0
Non-cash stock-based compensation	(5.7)	1.3	17.5	14.3
Loss on extinguishment of debt	0.2	—	17.2	—
Acquisition related costs	0.3	2.1	1.2	7.1
Securitization interest	(25.8)	(8.3)	(70.7)	(29.8)
Gain on sale of property	(33.9)	—	(33.9)	—
(Gain)/Loss on asset sales	—	0.1	(0.1)	(0.7)
Severance	4.2	1.5	12.4	3.3
Foreign currency (gains)/losses	(6.1)	1.1	2.5	3.8
Contingent consideration adjustment	—	4.2	—	24.3
Net change in unrealized (gains) losses on investment securities	0.6	9.3	7.1	(1.4)
Professional fees related to business improvement efforts	3.1	—	15.2	—
Other	0.9	—	7.5	0.3
Total addbacks/(deductions)	(62.2)	11.3	(24.1)	21.2
Adjusted EBITDA	$56.5	$64.3	$231.2	$270.2

The following table reconciles operating adjusted net income (loss) and operating adjusted net income (loss) per diluted share to net income (loss) for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
(in millions, except per share amounts), (unaudited)	2022	2021	2022	2021
Net income (loss) from continuing operations (1)	$41.9	$15.2	$28.6	$(0.8)
Acquired amortization expense	8.0	8.6	33.0	33.4
Loss on extinguishment of debt	0.2	—	17.2	—
Contingent consideration adjustment	—	4.2	—	24.3
Income taxes (2)	(2.5)	(2.1)	(13.0)	(8.2)
Operating adjusted net income (loss) from continuing operations	$47.6	$25.9	$65.8	$48.7

Net income (loss) from discontinued operations	$(4.8)	$(10.1)	$212.6	$67.3
Acquired amortization expense	—	4.4	5.9	21.2
Income taxes (2)	—	(1.1)	(1.5)	(5.2)
Operating adjusted net income (loss) from discontinued operations	$(4.8)	$(6.8)	$217.0	$83.3

Operating adjusted net income	$42.8	$19.1	$282.8	$132.0

Operating adjusted net income (loss) from continuing operations per share - diluted	$0.33	$0.17	$0.43	$0.31
Operating adjusted net income (loss) from discontinued operations per share - diluted	(0.04)	(0.05)	1.43	0.53
Operating adjusted net income per share - diluted	$0.29	$0.12	$1.86	$0.84

Weighted average diluted shares - including assumed conversion of preferred shares	145.7	156.1	151.9	156.6

(1)The Series A Preferred Stock dividends and undistributed earnings allocated to participating securities have not been included in the calculation of operating adjusted net income (loss) and operating adjusted net income (loss) per diluted share.
(2)For the three months and year ended December 31, 2022, the effective tax rate at the end of each period was used to determine the amount of income tax on the adjustments to net income. An effective tax rate of 24.5% was used to determine the amount of income tax benefit on the acquired amortization expense in 2021. There was no income tax benefit related to the contingent consideration adjustment because this item is not deductible for income tax purposes.

The following table reconciles EBITDA and Adjusted EBITDA to income from continuing operations for the 2023 guidance presented:

	2023 Guidance
(in millions), (unaudited)	Low	High
Income from continuing operations	$33	$48
Add back:
Income taxes	16	23
Interest expense, net of interest income	170	180
Depreciation and amortization	95	100
EBITDA	314	351
Total deductions, net	(64)	(81)
Adjusted EBITDA	$250	$270
The following table reconciles operating adjusted net income from continuing operations and operating adjusted net income from continuing operations per diluted share to income from continuing operations for the 2023 guidance presented:

	2023 Guidance
(in millions, except per share amounts), (unaudited)	Low	High
Income from continuing operations	$33	$48
Total adjustments, net	21	21
Operating adjusted net income from continuing operations	$54	$69

Operating adjusted net income from continuing operations per share – diluted	$0.37	$0.47

Weighted average diluted shares - including assumed conversion of preferred shares	146	146